                                  EXHIBIT 10.1

                               AMBIENT CORPORATION
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


        AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") made as of the 21st day of May, 2004 (the "Commencement Date"), by and between AMBIENT CORPORATION, a Delaware corporation, having an office at 79 Chapel Street, Newton, Massachusetts 02458 (hereinafter referred to as "Employer") and John J. Joyce, an individual residing at 306 N. Village Avenue, Rockville Centre, NY 11570 (hereinafter referred to as "Employee");


                              W I T N E S S E T H:

        WHEREAS, the Employer and the Employee entered into an Employment Agreement dated the 16th of November, 2001 wherein Employer employed the Employee in the capacity of the Chief Executive Officer of Employer (the "Prior Agreement"); and

        WHEREAS, the Employer and the Employee deem it to be in their mutual best interests to amend, modify and restate the Prior Agreement in its entirety as provided in this Agreement.

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, it is agreed as follows:

        1. EMPLOYMENT OF THE CEO. Employer shall continue to employ Employee as Chief Executive Officer ("CEO") of Employer upon the terms and conditions set forth herein

        2.      TERM.

                a. Subject to Section 9 below, the term of this Agreement shall commence as of the Commencement Date and end on December 31, 2007 (the "Initial Term"), except to the extent it is extended pursuant to Section 2(b) below (the Initial Term, as so extended, is hereinafter referred to as the "Term"). During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

                b. Each 24-month period from January 1 through December 31 of the following year commencing January 1, 2008 shall be referred to as a "Bi-Annual Period." Subject to Section 9 below, unless the Board of Directors of the Employer (the "Board") shall determine not to renew this Agreement and shall so notify Employee of this determination in writing not less than ninety (90) days prior to the end of the Initial Term, the Initial Term shall be automatically extended for one (1) additional Bi-Annual Period. Thereafter, unless the Board shall determine not to renew this Agreement and shall so notify Employee of this determination not less than ninety (90) days prior to the end of any Bi-Annual Period, the Term shall be automatically extended for one (1) additional Bi-Annual Period.

        3. DUTIES. The Employee shall perform those functions generally performed by chief executive officers, shall attend all meetings of the stockholders and the Board, shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.

        4.      COMPENSATION.

                a.      (i)     Employee shall be paid a minimum salary at the
following rates: from the Commencement Date through December 2004: $285,000 per annum; and thereafter, the Employee's salary shall be increased annually on each January 1 commencing January 1, 2005 by a minimum amount equal to the amount of his annual salary for the immediately preceding year multiplied by the percentage increase in the CPIW (New York) then in effect as compared to the previous period for which the CPIW (New York) is available. Employee shall be paid periodically in accordance with the payroll policies of the Employer during the Term, but not less than monthly.

                b. (i) Upon execution of this Agreement, Employer shall grant to Employee under Employer's 2000 Equity Incentive Plan: (x) 500,000 options immediately exercisable with an exercise price equal to the fair market value of Employer's common stock, par value $.001 per share (the "Common Stock"), determined based upon the average of the bid and ask price of the Common Stock as reported on the OTC Bulletin Board on the Commencement Date, and
(y) 500,000 options vesting one year from the Commencement Date with an exercise price of $0.50 per share (collectively, the "Options"). The Options shall be evidenced by a written stock option agreement, in form satisfactory to Employer, executed by Employer and Employee, which shall provide, among other things, that the Options, once vested, may be exercised during the Term and for a period of six (6) months thereafter.

                c.      (i)     In the event of a "Change of Control" whereby:

                                (A)     A person (other than a person who is an
officer or a Director of Employer on the effective date hereof), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes, or obtains the right to become, the beneficial owner of Employer securities having 50% or more of the combined voting power of then outstanding securities of Employer that may be cast for the election of directors of Employer;

                                (B)     At any time, a majority of the
Board-nominated slate of candidates for the Board is not elected;

                                (C)     Employer consummates a merger or
consolidation with an unrelated entity in which it is not the surviving entity;

                                (D)     Substantially all Employer's assets are
sold or exclusively licensed in perpetuity to an unrelated entity; or

                                (E)     Employer's stockholders approve the
dissolution or liquidation of Employer; then



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

                        (ii)    (A)     All stock options, warrants and stock
appreciation rights ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control shall become vested, accelerate and become immediately exercisable, and notwithstanding any provision to the contrary, Employee shall have two years from the effective date of the Change of Control to exercise the Rights. In the event Employee owns or is entitled to receive any unregistered securities of Employer underlying the Rights, then Employer, if it shall be the surviving entity, shall use its best efforts to include all such securities in the next registration statement, if any, it files; and

                                (B)     If upon said Change of Control, Employee
is not retained as CEO or in a substantially similar position with Employer or the surviving entity, as applicable, under terms and conditions substantially similar to those herein, in lieu of any other amounts payable to Employee under
Section 9 hereof, Employee shall be entitled to receive all amounts owing to him on account of salary hereunder at his then current annual salary rate for a period equal to the greater of (x) the balance of the Term or (y) two years, payable in equal monthly installments commencing on the effective date of the Change of Control.

                d. Employer shall include Employee in its health insurance program available to Employer's employees.

                e. Employer shall maintain a life, accidental death and dismemberment insurance policy on Employee for the benefit of a beneficiary named by Employee in an amount not less than $750,000. Ownership of the policy shall be assigned to Employee upon termination of Employee's employment under this Agreement.

                f. On or about January 1, 2005 and each January 1st thereafter during the Term, Employer and Employee shall negotiate Employee's annual bonus, which may include additional options and/or shares and/or cash compensation. Any such bonus shall be at the discretion of the Compensation Committee.

                g. Employee shall have the right to participate in any other employee benefit plans established by Employer.

        5. BOARD OF DIRECTORS. Employer agrees that so long as this Agreement is in effect, Employee will be nominated to the Board as part of management's slate of Directors.

        6.      EXPENSES.

                (a) Employee shall be reimbursed for all of his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are approved by Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and provided that Employee shall submit to Employer reasonably detailed receipts with respect thereto. Employer shall also reimburse Employee for his legal fees in connection with the negotiation and preparation of this Agreement.

                (b) The Employer shall provide an automobile for the Employee's use, or the Employee shall receive an automobile allowance of $750 per month.

                (c) Employee shall receive additional payments of $3,000 in 2004 and $2,000 in 2005 for personal legal, tax and/or other professional consulting advice.


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

        7. VACATION. Employee shall be entitled to receive five (5) weeks paid vacation. Employee shall be entitled to accumulate a maximum of two weeks unused vacation time from year to year without the written consent of Employer. Employee shall be entitled to receive base compensation in lieu of vacation for a maximum three weeks annually.

        8. CONFIDENTIALITY AND NON-COMPETITION AGREEMENT. Employee shall execute the Employee Confidentiality and Non-Competition Agreement annexed hereto as EXBIBIT A, which shall be incorporated by reference into this Agreement and made a part hereof. All references herein to this Agreement shall be construed to include EXHIBIT A.

        9.      TERMINATION.

                a.      Termination by Employer

                        (i) Employer may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean: (a) A failure by Employee substantially to perform his duties hereunder, or (b) a failure by Employee to substantially comply with the lawful and proper instructions of the Board, or (c) Employee's illegal acts or conduct which causes material harm or loss to Employer; provided, however, that with respect to clauses (a) and (b), the foregoing shall not constitute "Cause" if Employee, after being notified in writing by Employer of the particular acts or circumstances of such material breach, cures such failure within 30 days after receipt of such notice (if such failure is reasonably susceptible to cure).

                        (ii) Employer may terminate Employee's employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 90 days or a total of 180 days during any twelve-month period. If Employee's employment is terminated under this Section 9(a)(ii): (A) for the first ninety (90) days after termination, Employee shall be paid $3,000 per week and thereafter Employee shall be paid $10,000 per month for a period equal to the greater of (x) the balance of the Term or (y) two years; (B) Employer's obligation to pay life insurance premiums on the policy referred to in Section 4(e) shall continue in effect until five years after the date of termination; and (C) Employee shall continue to be entitled, insofar as is permitted under applicable insurance policies or plans or law, to such general medical and employee benefit plans (including profit sharing or pension plans) as Employee had been entitled to on the date of termination. Any amounts payable by Employer to Employee under this paragraph shall be reduced by the amount of any disability payments payable by or pursuant to plans provided by Employer and actually paid to Employee.

                        (iii) Upon the death of Employee, this Agreement shall terminate and Employee's estate shall be entitled to receive any amount accrued and unpaid under Section 4(a) and the pro-rata amount payable under Section 4(f) for the period prior to Employee's death and any other amounts to which Employee was entitled of the time of his death. Upon Employee's death, all Rights granted by Employer to Employee under any plan or otherwise prior to the date of Employee's death shall become vested, accelerate and become immediately exercisable, and notwithstanding any provision to the contrary, shall remain exercisable by Employee's estate for a period of six (6) months following the date of Employee's death. Notwithstanding the foregoing sentence, in the event Employee owned or was entitled to receive any unregistered securities of Employer upon exercise of Rights, then Employer shall use its reasonable best efforts to effect the registration of all such securities as soon as practical, and the


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

estate of the Employee shall then have six (6) months after the effective date of the registration statement to exercise said options for the previously unregistered securities.

                        (iv) Employer shall have the right to terminate Employee at any time other than for Cause or Employee's death or disability, subject to Employee's right to receive payment as set forth in Section 9(c).

                b.      Termination by Employee

                        (i) Employee shall have the right to terminate his employment under this Agreement upon 30 days' written notice to Employer given within 90 days following the occurrence of any of the following events (A) through (G):

                                (A)     Employee is not elected or retained as
CEO of Employer.

                                (B)     Employer acts to materially reduce
Employee's duties and responsibilities hereunder. Employee's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Employer is (or substantially all of its assets are) sold to, or is combined with, another entity, provided that Employee shall continue to have the same duties and responsibilities with respect to Employer's business and Employee shall report directly to the chief executive officer and/or board of directors of the entity (or individual) that acquires Employer or its assets.

                                (C)     Employer acts to change the geographic
location of the performance of Employee's duties from the Boston or New York City Metropolitan area. For purposes of this Agreement, the Boston Metropolitan area shall be deemed to be the area within 30 miles of the Boston City limits and the New York Metropolitan Area shall be deemed to be the area within 30 miles of Manhattan.

                                (D)     A Material Reduction (as hereinafter
defined) in Employee's rate of base compensation, or Employee's other benefits. "Material Reduction" shall mean a ten percent (10%) differential;

                                (E)     A failure by Employer to obtain the
assumption of this Agreement by any successor;

                                (F)     A material breach of this Agreement by
Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

                                (G)     A Change of Control.

                        (ii) Anything herein to the contrary notwithstanding, Employee may terminate this Agreement for any other reason upon thirty (30) days written notice to Employer.

                c. If Employer shall terminate Employee's employment other than due to his death or disability or for Cause, or if Employee shall terminate this Agreement under Section 9(b)(i), Employee shall be entitled to receive: (i) all amounts owing to him on account of salary hereunder at his then current salary rate for a period equal to the greater of (x) the balance of the Term or
(y) two years, payable in
equal monthly installments commencing on the effective date of termination; and
(ii) continued payment by Employer for health/medical insurance for a period of five (5) years from the date of termination.

                d. Return of Property. Upon the termination of Employee's employment for any reason whatsoever, Employee shall at once deliver or cause to be delivered to Employer all books, documents, effects, money, computer equipment, computer storage media, securities or other property belonging to Employer or for which Employer is liable to others, which are in the possession, charge, control or custody of Employee.

                e. Full and Final Release. In order to be eligible for the payments and severance benefits after termination for any reason as set forth in this Agreement, Employee must (i) execute and deliver to Employer a general release, in a form reasonably satisfactory to Employer, and (ii) be and remain in full compliance with his obligations under this Agreement.

        10. REMEDIES. Employer recognizes that because of Employee's special talents and stature, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (iii), or in the event of termination by Employee under
Section 9(b)(i) before the end of the Term), Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

        11. ARBITRATION. Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of the Employer Confidentiality and Non-Competition Agreement annexed hereto as EXHIBIT A, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall take place in Nassau County, New York and shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

        12. ATTORNEYS' FEES AND COSTS.If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the employee shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

        13.     ENTIRE AGREEMENT; SURVIVAL.

                a. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer including the Prior Agreement. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

                b. The provisions of Sections 11, 12, 13, 16, 17 and 18 and EXHIBIT A shall survive the termination of this Agreement.

        14. ASSIGNMENT. This Agreement may not be assigned to other parties except for an assignment by operation of law.

        15. GOVERNING LAW. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws principles thereof.

        16. NOTICES. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

                a.      delivered by hand;

                b. sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

                c. received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                        (i)     if to Employer:

                                Ambient Corporation
                                79 Chapel Street
                                Newton, Massachusetts 02458
                                Attention:  Chairman of the Board


                        (ii)    if to Employee:

                                John J. Joyce
                                306 N. Village Ave.
                                Rockville Centre, New York 11570

        17. SEVERABILITY OF AGREEMENT. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

        18. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties hereto.


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

        IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.




                                                AMBIENT CORPORATION


                                                By: _____________________



                                                EMPLOYEE

                                                ------------------------
                                                John J. Joyce



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                                    EXHIBIT A

                               AMBIENT CORPORATION

             EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


        THIS EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (this "Agreement") entered into as of the 21st day of May, 2004, by and between AMBIENT CORPORATION, a Delaware corporation with its principal place of business at 79 Chapel Street, Newton, MA 02458 (hereinafter called the "COMPANY") and John J. Joyce (hereinafter called "EMPLOYEE").

                                   WITNESSETH:

        WHEREAS, in pursuing its power line telecommunications business, COMPANY has developed and acquired valuable proprietary information, technology, intellectual property, inventions, trade secrets, production and marketing plans, equipment, business methods and strategic plans; and

        WHEREAS, the secrecy of COMPANY's proprietary information, trade secrets and inventions, and the protection of its patents, are essential, because COMPANY is engaged in a highly competitive industry which requires a substantial continuing commitment to research, development and innovation to remain competitive; and

        WHEREAS, it has been and will continue to be necessary for COMPANY to impart to EMPLOYEE knowledge of its proprietary information, inventions and trade secrets and to involve EMPLOYEE in various aspects of research, development, business methods and business plans, during which involvement, of necessity, EMPLOYEE will gain additional knowledge of COMPANY's inventions, trade secrets and other confidential information, all for the purpose of equipping and enabling EMPLOYEE to discharge his duties effectively to the mutual advantage of himself and Company; and

        WHEREAS, EMPLOYEE recognizes that COMPANY must, for its protection, place reasonable limitations on Employee's ability to use and disclose COMPANY's proprietary information, inventions and trade secrets and, further, that COMPANY, in order that such limitations shall be effective, must have the right to enforce such limitations by way of injunctive relief, both temporary and permanent;

        NOW THEREFORE, in consideration for the employment of EMPLOYEE by the Company and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

        Section 1. INVENTIONS.

        1.1 Any and all inventions, ideas, improvements, processes, formula and discoveries, whether or not patentable, conceived, devised, made, acquired or reduced to practice by EMPLOYEE, either alone or in conjunction with others, during the period of EMPLOYEE's employment by COMPANY (including, without limitation, prior employment by COMPANY and/or its subsidiaries) which relate or reasonably appertain to the business engaged in by COMPANY or its subsidiaries, or to any products now manufactured, advertised or sold by COMPANY or its subsidiaries, or to any products in the process of development by COMPANY or its subsidiaries, or to any similar or competitive products, or to the method or process of making or using any such products, or which result from duties or tasks assigned to EMPLOYEE by COMPANY, whether so devised, made, acquired or reduced to practice during working hours or otherwise, with the materials and tools of COMPANY or its subsidiaries or otherwise, and (except as provided in Section 1.2) whether done before or after the execution of this Agreement, shall be the sole and exclusive property of COMPANY; and EMPLOYEE shall, without further compensation or consideration, but at the expense of COMPANY:

                (a) fully and promptly disclose to COMPANY all information with respect to such inventions, ideas, improvements, processes, formulae and discoveries;

                (b) whenever requested by COMPANY, promptly execute and cooperate in the filing and prosecution of any and all applications, assignments and other instruments which COMPANY shall deem necessary in order to apply for and obtain Letters Patent of the United States and of foreign countries for such inventions, ideas, improvements, processes, formulae and discoveries, and in order to assign and convey to COMPANY, or to Company's nominee, the sole and exclusive right, title and interest in and to such inventions, ideas, improvements, processes, formula and discoveries or any applications or patents thereon; and

                (c) whenever requested by COMPANY, promptly deliver to COMPANY evidence with respect to such inventions, ideas, improvements, processes, formulae and discoveries for the purpose of any legal proceedings and testify with respect thereto in any legal proceedings.

        1.2 EMPLOYEE has, on ATTACHMENT A hereof, listed and provided a complete description of all inventions, ideas, improvements, processes, formulae and discoveries, both patented and unpatented, which EMPLOYEE has conceived, devised, made, acquired or reduced to practice prior to entering the employ of COMPANY and in which EMPLOYEE claims a proprietary interest. EMPLOYEE represents that said list is complete and agrees that only those items listed and fully described and identified on ATTACHMENT A are to be excluded from this Agreement.

        Section 2. CONFIDENTIAL INFORMATION.

        2.1 EMPLOYEE shall exercise utmost diligence to protect and guard the secret and confidential proprietary information, technology, intellectual property, inventions, trade secrets, production and marketing plans, equipment, business methods and strategic plans of COMPANY and its subsidiaries, relating to the business engaged in by COMPANY and its subsidiaries (hereinafter collectively referred to as "Confidential Information"). Confidential Information shall not include any information that: (a) was in EMPLOYEE's possession prior to Employee's employment with COMPANY; (b) is or becomes a matter of public knowledge through no fault of EMPLOYEE or COMPANY; (c) is rightfully received by EMPLOYEE from a third party that is not under any duty of confidentiality with respect to such information; or (d) is generally made available to third parties by COMPANY without any restrictions on disclosure.

        2.2 Neither during EMPLOYEE's employment by COMPANY nor thereafter shall EMPLOYEE, directly or indirectly, use for himself or another, or disclose to another, any Confidential Information which has in any manner come into the EMPLOYEE's knowledge, except as such disclosure or use may be reasonably required in connection with his employment by COMPANY or may be consented to in advance in writing by COMPANY.

        2.3 Each of the foregoing obligations of EMPLOYEE regarding Confidential Information shall


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

also apply with respect to Confidential Information of customers, suppliers, contractors, joint venturers, affiliates and others with whom COMPANY or any of its subsidiaries has a business relationship.

        Section 3. NON-COMPETITION.

        3.1 During the Non-Compete Period (as defined below), EMPLOYEE shall not, without the prior unanimous written approval of the President of COMPANY, perform any of the following acts:

                        (A) accept employment with any business wherever located which engages in any business in the Territory (as hereinafter defined) which competes with COMPANY or any of its subsidiaries if the employment in question either would include the performance of duties similar to those performed by EMPLOYEE for COMPANY or would place him in a working relationship with persons performing such duties; or

                        (B) directly or indirectly, for himself or an behalf of others, as an individual on his own account or as an employee, agent or representative for any person, partnership, firm or corporation, engage in, aid in the operation of, contribute his knowledge to, or own, manage, operate or participate in the ownership, management or control of any business wherever located which competes with COMPANY or any of its subsidiaries in the Territory. Nothing contained in this Section 3 shall be construed to prohibit EMPLOYEE from owning, either of record or beneficially, not more than five percent (5%) of the shares or other equity interest of any publicly traded entity, even if that entity is in the business engaged in by COMPANY or any of its subsidiaries.

        3.2 EMPLOYEE and COMPANY agree that, in view of the character of EMPLOYEE's work and of the business engaged in by COMPANY and its subsidiaries, in view of the nature of the market in which COMPANY and its subsidiaries compete, it is reasonable and necessary for the protection of COMPANY and its subsidiaries that the "Territory" referred to in Section 3.1 include the United States of America.

        3.3 The provisions of this Section 3 shall not in any way or to any extent limit the obligations of EMPLOYEE under any other Section of this Agreement.

        3.4 For purposes of this Agreement, (i)the Non-Compete Period shall be two (2) years after the effective date of the termination of EMPLOYEE's employment by COMPANY or any of its subsidiaries (the "Termination Date") or, if ordered by a court of competent jurisdiction, one of the periods of time listed in clause (ii).

                (ii) If ordered by a court of competent jurisdiction, the Non-Compete Period shall be one of the following periods of time:

                        (A) one (1) year and six (6) months from the Termination Date;

                        (B)     one (1) year from the Termination Date; or

                        (C)     six (6) months from the Termination Date.

        Section 4. EMPLOYEE, CUSTOMER OR SUPPLIER INTERFERENCE. During the term of his employment with the Company and for two (2) years after the Termination Date, EMPLOYEE shall not, directly or indirectly, for himself or on behalf of others, (a) induce or attempt to induce any other employee to quit COMPANY's employ or the employ of any COMPANY subsidiary, interfere with or disrupt COMPANY's or the subsidiary's relationship with any other employee or solicit, entice, take or employ any other


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

employee of COMPANY or the subsidiary; and/or (b) call upon, solicit, divert or attempt to solicit or divert from COMPANY or its subsidiaries any of their customers or suppliers, or potential customers or suppliers whose business was solicited by COMPANY or one of its subsidiaries, or who were identified in writing by COMPANY or one of its subsidiaries as a potential customer or supplier, during EMPLOYEE's employment with COMPANY; provided, however, that nothing in this Section 4.1 shall be deemed to prohibit EMPLOYEE from calling upon or soliciting a customer or supplier if such action relates solely to a business or matter that is not competitive with COMPANY and its subsidiaries.

        Section 5. MISCELLANEOUS.

        5.1 Each covenant set forth in this Agreement is separate and distinct from every other covenant and, if any such covenant, or any part of any such covenant, is declared to be invalid by a court of competent jurisdiction, the remaining obligations of this Agreement shall be deemed to be independent and divisible and shall remain in full force and effect as if the invalid covenant or covenants never were part of this Agreement. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision or otherwise modify such provision to the extent necessary to make it enforceable, and that the Agreement in its modified form shall be valid and enforceable to the full extent permitted by law.

        5.2 Failure on COMPANY's part to exercise any rights or privileges granted to it by this Agreement or to insist upon the full performance of all obligations or duties assumed by EMPLOYEE shall not be construed as waiving any such rights, privileges, obligations or duties, or as creating any custom contrary thereto.

        5.3 If EMPLOYEE shall violate any of the terms of this Agreement, COMPANY, in addition to any other remedies it may have, shall be entitled to an injunction (including a temporary restraining order and/or a temporary and/or a preliminary injunction), without the necessity of proving actual damages and without the posting of a bond, to be issued by any court of equity of competent jurisdiction, enjoining and restraining EMPLOYEE from such wrongful acts, and EMPLOYEE shall reimburse COMPANY for all reasonable attorneys' fees and expenses incurred by it to enforce this Agreement.

        5.5 The provisions hereof shall survive and continue in full force and effect after termination of EMPLOYEE's employment with COMPANY, whether such termination is with or without cause, or is voluntary or involuntary.

        5.6 Whenever written notice is required to be given by this Agreement, adequate notice shall be deemed to have been given if the written notice is sent by first class mail addressed as follows:

                (a) To EMPLOYEE at either his last known residence or his place of business as noted on the records of COMPANY;

                (b)     To COMPANY as shown below:
                        AMBIENT CORPORATION
                        79 Chapel Street
                        Newton, MA  02458
                        Attn:  Chairman of the Board


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

        5.7 The validity of this Agreement shall be determined under and shall be governed in all respects by, the laws of the State of Massachusetts, even though all or a substantial part of EMPLOYEE's duties may be performed elsewhere. The parties agree to submit to the jurisdiction of any appropriate state court of record or federal district court in the district in which the Company's offices are located for purposes of resolving any dispute arising under this Agreement.

        5.8 This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

        5.9 This Agreement contains the entire agreement between the parties and EMPLOYEE agrees that no other promises or inducements have been made unless contained in writing, attached hereto or incorporated herein by reference.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement in duplicate as of the date first above written.


EMPLOYEE                            AMBIENT CORPORATION


____________________________        By __________________________
John J. Joyce                       Name:
                                    Title:



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

                                    EXHIBIT A

                                       TO

              EMPLOYEE CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

Ambient Corporation
__________________________
__________________________
Att: President

        1. The following is a complete list of all inventions or improvements relevant to the subject matter of employment by COMPANY which have been made or conceived or first reduced to practice by me alone or jointly with others prior to the date hereof.

        __  No Inventions   __ See Below   (__  Additional sheets attached)

________________________________________________________________________________
________________________________________________________________________________


        2. I propose to bring to my employment by COMPANY the following material and documents of a former employer which are not personally available to the public, which materials and documents may be used in my employment.

        __  No Inventions   __ See Below   (__  Additional sheets attached)

________________________________________________________________________________

________________________________________________________________________________

        The signature below confirms that my continued possession and use of these materials is authorized.

                                         Very truly yours,


                                         __________________________
                                         EMPLOYEE



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